Press Release


BNC Bancorp Reports 35% Increase in Fourth Quarter Net Income

Tuesday February 25, 9:01 am ET

THOMASVILLE, N.C., Feb. 25 /PRNewswire-FirstCall/ -- BNC Bancorp (OTC Bulletin
Board: BNCN - News) today reported operating results for both the three-month and year then ended December 31, 2002.

For the three-month period ended December 31, 2002, the Bank reported net income of $793,000, an increase of 35% when compared to the $588,000 reported for the fourth quarter in 2001. Diluted earnings per share were $0.23 for the fourth quarter, a 15% increase compared to the $0.20 reported for same period in 2001.

For the year ended December 31, 2002, the Bank reported net income of $2.6 million, an increase of 36% when compared to the $1.9 million reported for all of 2001. Diluted earnings per share were $0.82 for the year ended December 31, 2002, an increase of 28% compared to the $0.64 reported for same period in 2001.

Total assets ended the year at $306.6 million, an increase of 46% compared to the $210.3 million as of December 31, 2001. Total loans on December 31, 2002 were $242.6 million, an increase of 37% from the $176.6 million reported as of December 31, 2001. Deposits increased 52% over the same one-year period.

Commenting on these results, W. Swope Montgomery, Jr., President and CEO, said, "We are very pleased with the results for the fourth quarter and the year 2002. During the year we acquired Independence Bank and effectively integrated their operations without diluting our shareholders; we formed a holding company, BNC Bancorp, to provide our organization with greater flexibility and options in our pursuit of maximizing shareholder value; and we grew the Bank by approximately $100 million while reporting earnings per share growth of 28% in a very tough banking market. This has been a very successful year for our Company and its shareholders. We are confident that as we continue to execute our long-term plan, shareholders of BNC Bancorp will be pleased with our results."

BNC Bancorp recently announced that its Board of Directors had declared a cash dividend for the year 2003 of $0.12 per share. The annual dividend will be paid on February 28, 2003, to all shareholders of record on February 13, 2003.

BNC Bancorp is the parent company of Bank of North Carolina, a $306 million commercial bank that provides a complete line of banking and financial services to individuals and businesses through full-service banking offices located in the cities of Thomasville, Archdale, Lexington, Kernersville and Oak Ridge, North Carolina. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp's stock is quoted in the over-the-counter bulletin board market under the symbol "BNCN."

This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to BNC Bancorp's filings with the Securities and Exchange Commission for a summary of important factors that could affect BNC Bancorp's forward-looking statements. BNC Bancorp undertakes no obligation to revise these statements following the date of this press release.


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     QUARTERLY PERFORMANCE SUMMARY
     BNC BANCORP
    (Dollars in thousands, except per share and share data)

    PER SHARE DATA
      Earnings per share, basic                $0.25         $0.21     19.1 %
      Earnings per share, diluted               0.23          0.20     15.0

    Weighted average number of common shares outstanding:
      Basic                                3,228,799     2,858,167
      Diluted                              3,385,532     2,922,741


    PERFORMANCE RATIOS
       Return on average assets                1.09%         1.15%
       Return on average equity               12.83%        12.53%
       Return on average tangible equity      14.99%        12.53%
       Net yield on earning assets
        (taxable equivalent)                   4.08%         4.18%
       Efficiency ratio (taxable
        equivalent)                           62.38%        57.25%
       Average tangible equity to average
        assets                                 7.27%         9.18%


    QUARTERLY PERFORMANCE SUMMARY
    BNC BANCORP
    (Dollars in thousands, except per
     share and share data)                     As of / For the
                                                  Year Ended,
                                           December 31,   December 31,   %
                                               2002           2001     Change
    SUMMARY STATEMENTS OF OPERATIONS
       Interest income                        $15,929        $15,121    5.3 %
       Interest expense                         5,918          7,356  (19.5)
       Net interest income                     10,011          7,765   28.9
       Provision for loan losses                  820            815    0.6
       Net interest income after
        provision for loan losses               9,191          6,950   32.2
       Noninterest income                       2,348          1,461   60.7
       Noninterest expense                      7,772          5,654   37.5
       Income before income tax expense         3,767          2,757   36.6
       Provision for income taxes               1,157            842   37.4
       Net income                               2,610          1,915   36.3

    PER SHARE DATA
      Earnings per share, basic                 $0.85          $0.67   26.9 %
      Earnings per share, diluted                0.82           0.64   28.1
      Book value                                 7.78           6.61   17.8
      Tangible book value                        6.68           6.61    1.1

    Weighted average number of common shares outstanding:
      Basic                                 3,053,214      2,874,661
      Diluted                               3,181,977      3,014,645



    PERFORMANCE AND ASSET QUALITY RATIOS
       Return on average assets                 1.02%          0.97%
       Return on average equity                11.66%         10.50%
       Return on average tangible equity       12.53%         10.50%
       Net yield on earning assets
        (taxable equivalent)                    4.17%          4.13%
       Efficiency ratio (taxable
        equivalent)                            62.28%         60.62%
       Average equity to average assets         8.75%          9.24%
       Allowance for loan losses as a
        percentage of total loans, end of
        period                                  1.78%          1.30%
       Non-performing assets to total
        assets, end of period                   0.68%          0.20%
       Ratio of net charge-offs to
        average loans outstanding               0.38%          0.23%



    QUARTERLY PERFORMANCE SUMMARY
    BNC BANCORP
    (Dollars in thousands)

                                                    As of
                                          December 31,   December 31,    %
                                              2002           2001      Change
    SELECTED BALANCE SHEET DATA
       End of period balances

       Total loans                           $242,585       $176,632   37.3 %
       Allowance for loan losses                4,306          2,292   87.9
       Loans, net of allowance for loan
        losses                                238,279        174,340   36.7
       Securities, available for sale          25,282         15,555   62.5
       Total Assets                           306,636        210,353   45.8

       Deposits:
              Noninterest-bearing
               deposits                        30,943         19,605   57.8
              Interest-bearing demand and
               savings                        114,999         46,384  147.9
              CD's and other time
               deposits                       113,604        104,466    8.7
       Borrowed Funds                          19,783         19,143    3.3
       Total interest-bearing liabilities     248,386        169,993   46.1
       Shareholders' Equity                    25,169         19,222   30.9





Source: BNC Bancorp